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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 23, 2005

                           Vermont Pure Holdings, Ltd.
               --------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                 000-31797             03-0366218
   ----------------------------------------------------------------------
   (State of incorporation)     (SEC File No.)      (IRS Employer ID No.)

                    45 Krupp Drive, Williston, Vermont 05495
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (802) 860-1126

                                       n/a
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 23, 2005 the Company finalized new employment agreements with one of its affiliates, Henry Baker. The agreement is effective July 1, 2005 and runs through June 30, 2008. This agreement replaces a current agreement that would have expired in October, 2005.

The agreement provides for annual salary of $47,000 for Mr. Baker. In addition, he will receive up to $12,000 per year for the actual cost of leasing and operating an automobile.

Mr. Baker has been our Chairman Emeritis since October, 2000. He was employed at Crystal Rock from 1947 to October 2000. He was appointed president of Crystal Rock and became chairman of its board of directors in 1965. Mr. Baker served on the International Bottled Water Association, or IBWA, board of directors for two decades. He was inducted into the Beverage World Bottled Water Hall of Fame in 1990.

In connection with our business combination with Crystal Rock Spring Water Company in 2000, in addition to other consideration, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes originally due 2007 in the original principal amount of $22,600,000. Subsequently, with lump sum payments of $5 and $3.6 million in April 2004 and 2005, respectively, we paid down the aggregate principal on the notes to $14,000,000. The table shows the current holders of the notes and the outstanding principal amounts. Quarterly interest payments at 12% per annum are made to each holder based on the current outstanding amounts. There are no further principal payments scheduled until the end of the term.


                  Note Holder                   Principal Amount
                  -----------                   ----------------
                  Henry Baker                     $3,088,889
                  John Baker                      $4,700,000
                  Peter Baker                     $4,700,000
                  Joan Baker                      $1,511,111
                                                 -----------
                  Total                          $14,000,000
                                                 ===========


Henry Baker and his sons John and Peter Baker are directors. Henry Baker is Chairman Emeritus, John Baker is Executive Vice President and Peter Baker is President of the Company. Joan Baker is the wife of Henry and the mother of Peter and John.

The Subordinated Notes are due in 2012 with a balloon payment of the full principal amount of $14,000,000 at maturity. The Subordinated Notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business, or acceleration of senior debt.

The Subordinated Notes are secured by all of our assets, but the Subordinated Notes and security interest are junior and subordinated to the senior debt owed to and the security

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interest in favor of Bank of America and its successors. Under the related subordination agreement, we may pay, and the holders of the Subordinated Notes may accept, quarterly interest payments so long as there is no default on the senior debt and payment would not cause a default. The holders of the Subordinated Notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt. As of the date of this report, all interest due has been paid in full. The holders of the Subordinated Notes have pledged a continuing security interest in the Subordinated Note documents to Bank of America. We may pay principal on the Subordinated Notes with the approval of Bank of America.

We lease a 72,000 square foot facility in Watertown, Connecticut from a Baker family trust and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker, both of which leases expire in 2010. Annual rent payments for the ten year leases are as follows:


                                            First 5 Yrs.      Next 5 Yrs.
                                            ------------      -----------
         Watertown                          $360,000          $414,000
         Stamford                           $216,000          $248,400

We lease real estate in Watertown, Connecticut containing a water purification and bottling plant, warehouse space, a truck garage and office space from Henry Baker, as trustee of the Baker Grandchildren's Trust. We lease this property on a "triple net" basis, for a ten year term which began in October of 2000, with an option to extend the lease for a negotiated rent for an additional five years. The lease payments are substantially the same in amount as the payments of debt service that Crystal Rock had been making on the mortgage loan for the property. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2004, we paid $360,000 relating to this lease.

We lease the Stamford property, which includes warehouse space, a truck garage, and office space, from Henry Baker. We entered into this lease in October of 2000 and have an option to extend this ten year "triple net" lease for a negotiated rent for an additional five years. Either party may terminate the lease prior to expiration upon nine months' notice to the other, but if we terminate, we must pay a termination fee equal to six months' rent. The rent paid for this property by Crystal Rock at the time of its business combination with us was $216,000 annually. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2004, we paid $216,000 relating to this lease.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  10.1  Employment Agreement dated June 23, 2005



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  VERMONT PURE HOLDINGS, LTD.

                                                          /s/ Bruce S. MacDonald
                                                         ----------------------
                                                  By:    Bruce S. MacDonald
                                                         Chief Financial Officer

                                                         Date: June 29, 2005



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                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT DESCRIPTION

99.1              Employment Agreement dated June 23, 2005